Exhibit 99.1

LiveDeal Announces Completion of Corporate Name Change to

Live Ventures Incorporated

LAS VEGAS, NEVADA October 8, 2015 – LiveDeal, Inc., a diversified holding company (NASDAQ:LIVE)(the “Company,” “we,” or “us”), today announces that it has completed a corporate name change from LiveDeal, Inc. to Live Ventures Incorporated.

The name change does not affect the rights of our stockholders. Our securities will continue to trade on The NASDAQ Capital Market under the current trading symbol “LIVE.” Effective as of October 9, 2015, our new CUSIP number will be 538142 100. Our current stockholders will not need to exchange their current stock certificates, as the stock certificates reflecting our prior corporate name will continue to be valid.

About Live Ventures Incorporated

Live Ventures Incorporated is a diversified holding company with several wholly owned subsidiaries. Live Ventures Incorporated provides, among other businesses, marketing solutions that boost customer awareness and merchant visibility on the Internet. We operate a deal engine, which is a service that connects merchants and consumers via an innovative platform that uses geo-location, enabling businesses to communicate real-time and instant offers to nearby consumers. In addition, we maintain, through our subsidiary, ModernEveryday, an online consumer products retailer and, through our subsidiary, Marquis Industries, a specialty, high-performance carpet yarn manufacturer, hard-surfaces re-seller, and top 10 high-end residential carpet manufacturer in the United States.

Forward-Looking and Cautionary Statements

This press release may contain “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995.  In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results.  There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance.  The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, most recent Quarterly Report on Form 10-Q, and other filings with the U S. Securities and Exchange Commission (available at http://www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated

Tim Matula, investor relations

425-836-9035

press@livedeal.com

http://livedeal.com/pressroom